MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”), dated August 21, 2024, is between Diamond Hill Capital Management Inc., an Ohio corporation, adviser, administrator and transfer agent (“Administrator”) to one or more closed-end interval funds (each, a “Trust”, and collectively, the “Trusts”), each a Delaware statutory trust, and Ultimus Fund Solutions, LLC (“Ultimus”), a limited liability company organized under the laws of the State of Ohio. Each of the Administrator and Ultimus, a “party”, and together, the “parties”.

Background
The Trusts are each continuously offered, closed-end management investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Administrator desires that Ultimus perform certain services for each Trust listed on Schedule A. Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement.

Terms and Conditions
1.Retention of Ultimus
The Administrator retains Ultimus to act as the service provider on behalf of each Trust for the services set forth in each Addendum selected below (collectively, the “Services”), which are incorporated by reference into this Agreement. Ultimus accepts such employment to perform the selected Services.

    ☒    Sub-Trust Accounting Addendum

    ☒    Sub-Trust Administration Addendum

    ☒    Sub-Transfer Agent and Shareholder Servicing Addendum

2.Allocation of Charges and Expenses

2.1.Ultimus shall furnish at its own expense the executive, supervisory, and clerical personnel necessary to perform its obligations under this Agreement. If applicable, Ultimus shall also pay all compensation of any officers of the Trusts who are affiliated persons of Ultimus, except when such person is serving as a Trust’s chief compliance officer.

2.2.The Administrator, on behalf of each Trust, assumes and shall pay or cause to be paid all expenses of the Trust not otherwise specifically assumed by the Trust as may be detailed from time to time in agreements between the Trust and Administrator.

3.Compensation

3.1.The Administrator, on behalf of each Trust, shall pay for the Services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, the fee schedule attached to each addendum (each a “Fee Schedule”), which may be amended from time to time. Each Fee Schedule is incorporated by reference into this Agreement.

3.2.If this Agreement terminates before the last day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the applicable Fee Schedule. The Administrator shall promptly pay Ultimus’ compensation for the preceding month.

3.3.In the event that the U.S. Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority, Inc. (“FINRA”), or any other regulator or self-regulatory authority adopts regulations and requirements relating to the payment of fees to service providers or which would result in any material increases in costs to provide the Services under this Agreement, the parties agree to negotiate in good faith amendments to this Agreement in order to comply with such requirements and provide for additional compensation for Ultimus as mutually agreed to by the parties.

3.4.In the event that any fees are disputed, the Administrator shall, on or before the due date, pay all undisputed amounts due hereunder and notify Ultimus in writing of any disputed fees which it is disputing in good faith. Payment for such disputed fees shall be due on or before the tenth (10th) business day after the day on which Ultimus provides to the Administrator documentation which both reasonably and in good faith supports the disputed charges and is agreeable to Ultimus and the Administrator.

4.Reimbursement of Expenses
In addition to paying Ultimus the fees described in each Fee Schedule, the Administrator, on behalf of each Trust, agrees to reimburse Ultimus for its actual out-of-pocket expenses in providing services hereunder, if applicable, including without limitation the following:

4.1.Reasonable travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at meetings of each Trust’s Board of Trustees (the “Board”) or any Committee thereof and shareholders’ meetings;

4.2.All freight and other delivery charges incurred by Ultimus in delivering materials on behalf of the Administrator;

4.3.All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Ultimus in communication with shareholders;

4.4.The direct cost of electronic or other methods of storing records and materials;

4.5.All fees and expenses approved by the Administrator in advance incurred in connection with any direct licensing of software, subscriptions to databases, custom programming or systems modifications specific to a Trust required to provide any special reports or services requested by the Administrator;

4.6.Any expenses Ultimus shall incur at the direction of an officer of any Trust thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of that Trust for certain purposes;

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4.7.Any additional expenses reasonably incurred by Ultimus in the performance of its duties and obligations under this Agreement as agreed upon with the Administrator.

5.Maintenance of Books and Records; Record Retention

5.1.Ultimus shall maintain and keep current the accounts, books, records and other documents relating to the Services as may be required by applicable law, rules, and regulations, including Federal Securities Laws as defined under Rule 38a-1 under the 1940 Act.

5.2.Ownership of Records

A.Ultimus agrees that all such books, records, and other data (except computer programs and procedures) developed to perform the Services (collectively, “Client Records”) shall be the property of the Administrator or the relevant Trust.

B.Ultimus agrees to provide the Client Records of the Administrator or the Trusts upon reasonable request, and to make such books and records available for inspection by the Administrator, the Trusts, or their regulators at reasonable times.

C.Ultimus agrees to furnish to the Administrator or the Trusts, at a maximum expense of $10,000 to the Administrator or the Trusts, all Client Records in electronic or other medium in which such material is then maintained by Ultimus as soon as practicable after any termination of this Agreement. Unless otherwise required by applicable law, rules, or regulations, Ultimus shall promptly turn over to the Administrator or the Trusts or, upon the written request of the Administrator or the Trusts, destroy the Client Records maintained by Ultimus pursuant to this Agreement. If Ultimus is required by applicable law, rule, or regulation to maintain any Client Records, it will provide the Administrator or the Trusts with copies as soon as reasonably practical after the termination, and Ultimus will continue to maintain such Client Records in accordance with the privacy, confidentiality, and data protection requirements contained in this Agreement.

5.3.Ultimus agrees to keep confidential all Client Records, except when requested to divulge such information by duly constituted authorities or court process.

5.4.If Ultimus is requested or required to divulge such information by duly constituted authorities or court process, Ultimus shall, unless prohibited by Applicable Law, promptly notify the Administrator and/or the Trusts of such request(s) so that the Administrator and/or Trusts may seek an appropriate protective order.

6.Subcontracting
With the prior approval of the Administrator, Ultimus may, at its expense, subcontract with any entity or person concerning the provision of the Services; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and shall be responsible, to the extent provided in Section 10, for all acts of a subcontractor.

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7.Effective Date

7.1.This Agreement shall become effective as of the date first above written with respect to each Trust in existence on such date (or, if a particular Trust is not in existence on that date, on the date such Trust commences operation) (the “Agreement Effective Date”).

7.2.Each Addendum shall become effective as of the date first written in the Addendum with respect to each Trust in existence on such date (or, if a particular Trust is not in existence on that date, on the date such Trust commences operation) (together with the Agreement Effective Date, the “Addendum Effective Date”).

8.Term

8.1.Initial Term. This Agreement shall continue in effect, unless earlier terminated by either party as provided under this Section 8, for a period of three (3) years from the date first above written (the “Initial Term”).

8.2.Renewal Terms. Immediately following the Initial Term this Agreement shall automatically renew for successive one-year periods (a “Renewal Term”).

8.3.Termination. A party may terminate this Agreement under the following circumstances.

A.Termination for Good Cause. During the Initial Term or a Renewal Term, a party (the “Terminating Party”) may only terminate the Agreement against the other party (the “Non-Terminating Party”) for good cause. For purposes of this Agreement, “good cause” shall mean:

(1)a material breach of this Agreement by the Non-Terminating Party that has not been cured or remedied within 30 days after the Non-Terminating Party receives written notice of such breach from the Terminating Party;

(2)the Non-Terminating Party takes a position regarding compliance with Federal Securities Laws that the Terminating Party reasonably disagrees with, the Terminating Party provides 30 days’ prior written notice of such disagreement, and the parties fail to come to agreement on the position;

(3)a final and unappealable judicial, regulatory, or administrative ruling or order in which the Non-Terminating Party has been found guilty of criminal or unethical behavior in the conduct of its business;

(4)the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under the Bankruptcy Code of the United States Code, as then in effect.

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Should the termination of the Agreement be the result of a material breach by Ultimus, Ultimus will cooperate with and reasonably assist the Administrator in transitioning all Services to a new service provider without charging any fees for such transition assistance.

B.Out-of-Scope Termination. If the Administrator or the Trusts demands services that are beyond the scope of this Agreement and any incorporated Addendum, and the parties cannot agree on appropriate terms relating to such out-of-scope services, Ultimus may terminate this Agreement upon 60 days’ prior written notice.

C.End-of-Term Termination. A party can terminate this Agreement at the end of the Initial Term or a Renewal Term by providing written notice of termination to the other party at least 90 days prior to the end of the Initial Term or then-current Renewal Term.

D.Early Termination. Any termination by the Administrator or Trusts other than termination under Section 8.3.A-C or H is deemed an “Early Termination”. The Administrator that provides a notice of early termination is subject to an “Early Termination Fee” equal to the pro-rated fee amount due to Ultimus through the end of the then-current term as calculated in the applicable Fee Schedule.

E.Final Payment. Any unpaid compensation, reimbursement of expenses, or Early Termination Fee is due to Ultimus within 15 calendar days of the termination date provided in the notice of termination.

F.Transition. Upon termination of this Agreement, Ultimus will cooperate with any reasonable request of the Administrator or the Trusts to effect a prompt transition to a new service provider selected by the Administrator or the Trusts. Ultimus shall be entitled to collect from the Administrator, in addition to the compensation described in each applicable Fee Schedule, (1) the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including without limitation, the delivery to the Trusts or their designees of the Trusts’ property, records, instruments, and documents, and (2) a reasonable de-conversion fee as mutually agreed to by the parties, not to exceed $25,000.

G.Liquidation. Upon termination of this Agreement due to the liquidation of the Trusts, Ultimus shall be entitled to collect from the Administrator, in addition to the compensation described in each applicable Fee Schedule, (1) the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including without limitation, the delivery to the Trusts or their designees the Trusts’ property, records, instruments, and documents, and (2) a reasonable liquidation fee as mutually agreed to by the parties, not to exceed $25,000.

H.Partial Termination of Service. In the event that Ultimus discontinues, merges, or sells to a third party a material portion (i.e., a key operational business line material to this Agreement, such as Fund Accounting or Transfer Agency operations) of its fund services business that provides services to the Administrator and the Trusts under this Agreement,
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and therefore Ultimus no longer provides such service, the Administrator may, within 120 days of receiving written notice of the close of the event, immediately terminate this entire Agreement without penalty. Upon notice of such termination, Ultimus will cooperate with and reasonably assist the Administrator in transitioning all Services to a new service provider without charging any fees for such transition assistance.

Upon termination for any reason, Ultimus shall transfer to Administrator any toll-free telephone number that Ultimus obtained on behalf of the Administrator for shareholder calls.

8.4.No Waiver. Failure by either party to terminate this Agreement for a particular cause shall not constitute a waiver of its right to subsequently terminate this Agreement for the same or any other cause.

9.Additional Classes of Shares
In the event that Administrator becomes adviser, administrator and transfer agent to one or more closed-end interval funds after the Agreement Effective Date, each such fund shall become a Trust (if applicable), under this Agreement and shall be added to Schedule A.

10.Standard of Care; Limits of Liability; Indemnification

10.1.Standard of Care. Each party's duties are limited to those expressly set forth in this Agreement and the parties do not assume any implied duties. Each party shall use its best efforts in the performance of its duties and act in good faith and in accordance with at least a commercially reasonable standard of care in performing the Services or its obligations under this Agreement. Each party shall be liable for any damages, losses or costs arising directly or indirectly out of such party’s failure to perform its duties under this Agreement to the extent such damages, losses, or costs arise directly or indirectly out of its willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

10.2.Limits of Liability

A.Ultimus shall not be liable for any Losses (as defined in Section 10.3 below) arising from the following:

(1)Performing Services or duties pursuant to any instruction, notice, or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Administrator or the Trusts (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Trusts for certain purposes);

(2)operating under its own initiative, in good faith and in accordance with the standard of care set forth herein, in performing its duties or the Services;

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(3)using valuation information provided by the Trusts’ approved third party pricing service(s) or their investment adviser(s) for the purpose of valuing a Trust’s portfolio holdings;

(4)any default, damages, costs, loss of data or documents, errors, delay, or other loss whatsoever caused by events beyond Ultimus’ reasonable control; and

(5)any error, action, or omission by the Administrator or other past or current service provider.

B.Ultimus may apply to the Administrator at any time for instructions and may consult with counsel for the Trusts, counsel for the Trusts’ independent Trustees, and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties or the Services. Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel and accountants to render such opinion

C.A copy of each Trust’s Declaration of Trust (the “Declaration of Trust”) is on file with the Secretary of State (or equivalent authority) of the state in which the relevant Trust is organized, and notice is hereby given that this instrument is executed on behalf of each Trust and not the Trustees individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the relevant Trust , and Ultimus shall look only to the assets of the relevant Trust, for the satisfaction of such obligations.

D.Ultimus shall not be held to have notice of any change of authority of any officer, agent, representative or employee of any Trust, any Trust’s investment adviser or any of a Trust’s other service providers until receipt of written notice thereof from the Administrator. As used in this Agreement, the term “investment adviser” includes all sub-advisers or persons performing similar services.

E.The Board has and retains primary responsibility for oversight of all compliance matters relating to the Trusts including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the USA PATRIOT Act of 2001, the Sarbanes Oxley Act of 2002 and the policies and limitations of each Trust relating to the portfolio investments as set forth in the prospectus and statement of additional information. Ultimus’ monitoring and other functions hereunder shall not relieve the Board of its primary day-to-day responsibility for overseeing such compliance.

F.If Ultimus’ failure to meet the standard of care in this Section 10 causes an NAV Difference (as defined in Section 10.2(F)(3) below), then Ultimus’ liability with respect to such NAV Differences shall be as follows:

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(1)During each NAV Error Period (as defined below) resulting from a NAV Difference that is at least $0.01 but that is less than 0.50%, Ultimus shall reimburse each applicable Trust for any net losses to the Trust; and

(2)During each NAV Error Period resulting from a NAV Difference that is at least 0.50%, Ultimus shall reimburse each applicable Trust on its own behalf and on behalf of each shareholder of such Trust for any losses experienced by the Trust or any Trust shareholder, as applicable, such as overpayment of repurchase proceeds or under purchase of shares; provided, that Ultimus’ reimbursement responsibility shall not exceed the lesser of (i) the net loss that the Trust incurs or (ii) the costs to the Trust of reprocessing the shareholder transactions during the NAV Error Period; provided, further, however, that Ultimus shall not be responsible for reimbursing reprocessing costs with respect to any shareholder that experiences an aggregate loss during any NAV Error Period of less than $25.

(3)For purposes of this section, (A) “NAV Difference” means the difference between the NAV at which a shareholder purchase or repurchase should have been effected (“Recalculated NAV”) and the NAV at which the purchase or repurchase was effected divided by Recalculated NAV; (B) “NAV Error Period” means any Trust business day or series of two or more consecutive Trust business days during which an NAV Difference of $0.01 or more exists; (C) NAV Differences and any Ultimus liability therefrom are to be calculated each time a Trust’s (or Class’) NAV is calculated; (D) in calculating any amount for which Ultimus would otherwise be liable under this Agreement for a particular NAV error, Trust (or Class) losses and gains shall be netted; and (E) in calculating any amount for which Ultimus would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Fund (or Class) losses and gains for the period shall be netted

G.To the maximum extent permitted by law, the Administrator agrees to limit Ultimus’ liability for the Trust’s Losses to an amount that shall not exceed the total compensation received by Ultimus under this Agreement during the most recent rolling 12-month period or, if the Agreement is in effect for less than a year at the time of liability, then the most recent one-month period annualized. This limitation shall apply regardless of the cause of action or legal theory asserted. This limitation shall not apply to Section 10.2F of this Agreement.

H.In no event shall Ultimus be liable for trading losses, lost revenues, special, incidental, punitive, indirect, consequential or exemplary damages or lost profits, whether or not such damages were foreseeable or Ultimus was advised of the possibility thereof. The parties acknowledge that the other parts of this agreement are premised upon the limitation stated in this section.

10.3.Indemnification

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A.Each party (the “Indemnifying Party”) agrees to indemnify, defend, and protect the other party, including its trustees or directors, officers, employees, and other agents (collectively, the “Indemnitees”), and shall hold the Indemnitees harmless from and against any actions, suits, claims, losses, damages, liabilities, and reasonable costs, charges, expenses (including attorney fees and investigation expenses) (collectively, “Losses”) arising directly or indirectly out of (1) the Indemnifying Party’s failure to exercise the standard of care set forth above unless such Losses were caused in part by the Indemnitees own willful misfeasance, bad faith or gross negligence; (2) any violation of Applicable Law (defined below) by the Indemnifying Party or its affiliated persons or agents relating to this Agreement and the activities thereunder; and (3) any material breach by the Indemnifying Party or its affiliated persons or agents of this Agreement.

B.Notwithstanding the foregoing provisions, the Administrator shall indemnify Ultimus for Ultimus’ Losses arising from circumstances under Section 10.2.A.

C.Upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

10.4.The provisions of this Section 10 shall survive termination of this Agreement.

11.Force Majeure.
Neither party will be liable for Losses, loss of data, delay of Services, or any other issues caused by events beyond its reasonable control, including, without limitation, delays by third party vendors and/or communications carriers, acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots, or (unless such failures are within Ultimus’ reasonable control) failure of the mails, transportation, communication, or power supply.

12.Representations and Warranties

12.1.Joint Representations. Each party represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)It is a corporation, partnership, trust, or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

(B)For the duties and responsibilities under this Agreement, it is currently and will continue to abide by all applicable federal and state laws, including without limitation federal and state securities laws; regulations, rules, and interpretations of the SEC and its authorized regulatory agencies and organizations, including FINRA; and all other self-regulatory
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organizations governing the transactions contemplated under this Agreement (collectively, “Applicable Law”).

(C)To the extent required by Applicable Law it is duly registered with all appropriate regulatory agencies or self-regulatory organizations and such registration will remain in full force and effect for the duration of this Agreement.

(D)It has duly authorized the execution and delivery of this Agreement and the performance of the transactions, duties, and responsibilities contemplated by the Agreement.

(E)This Agreement constitutes a legal obligation of the party, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(F)Whenever, in the course of performing its duties under this Agreement, it determines that a violation of Applicable Law has occurred, or that, to its knowledge, a possible violation of Applicable Law may have occurred, or with the passage of time could occur, it shall promptly notify the other party of such violation.

12.2.Representations of the Administrator. The Administrator represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)(1) as of the close of business on the Agreement Effective Date, each Trust that is then in existence has authorized unlimited shares, and (2) no shares of the Trust will be offered to the public until the Trust’s registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act has been declared or becomes effective.

(B)It shall cause the investment adviser(s), custodian, legal counsel, independent accountants, and other service providers and agents, past or present, for the Trust to cooperate with Ultimus and to provide it with such information, documents, and advice relating to the Trust and each Fund as appropriate or requested by Ultimus, in order to enable Ultimus to perform its duties and obligations under this Agreement.

(C)To the knowledge of the Administrator and the Trust, the Trust’s Agreement and Declaration of Trust, Bylaws, registration statement, and the Trust’s prospectus are true and accurate and will remain true and accurate at all times during the term of this Agreement in conformance with applicable federal and state securities laws.

(D)Each of the employees of Ultimus that may serve or has served at any time as an officer of the Trust, including the CCO, President, Treasurer, Secretary and the AML Compliance Officer, shall be covered by the Trust’s Directors & Officers/Errors & Omissions insurance policy (the “Policy”) and shall be subject to the provisions of the Trust’s Declaration of Trust and Bylaws regarding indemnification of its officers. The Administrator shall provide Ultimus with proof of current coverage, including a copy of
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the Policy, and shall notify Ultimus immediately should the Policy be cancelled or terminated.

(E)Any officer (authorized in Section 14.1(C)) of the Trust shall be considered an individual who is authorized to provide Ultimus with instructions and requests on behalf of the Trust (an “Authorized Person”) (unless such authority is limited in a writing from the Trust and received by Ultimus) and has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Ultimus the names of the Authorized Persons from time to time.

13.Insurance

13.1.Maintenance of Insurance Coverage. Each party agrees to maintain throughout the term of this Agreement professional liability insurance coverage of the type and amount reasonably customary in its industry. Upon request, a party shall furnish the other party with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels, and deductible amounts.

13.2.Notice of Claims. As it relates to the Services provided under this Agreement, each party shall notify the other party of any material claims against the notifying party under such insurance, whether or not the party is covered by insurance, and, if requested by the non-notifying party, the notifying party shall aggregate and disclose all outstanding claims against the notifying party.

13.3.Notice of Termination. A party shall promptly notify the other party should any of the notifying party’s insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore.

14.Information Provided By The Administrator

14.1.Prior to the Agreement Effective Date. Prior to the Agreement Effective Date, the Administrator will furnish to Ultimus the following:

(A)copies of the Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed;

(B)the Trust’s Bylaws and any amendments thereto;

(C)a list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters;

(D)the Trust’s registration statement on Form N-2 and all amendments thereto filed with the SEC pursuant to the Securities Act and the 1940 Act;

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(E)an accurate current list of shareholders of each existing Trust, if applicable, showing each shareholder’s address of record, number of shares owned and whether such shares are represented by outstanding share certificates;

(F)copies of the current plan of distribution adopted by the Trust under Rule 12b-1 under the 1940 Act for each Trust, if applicable;

(G)copies of the current investment advisory agreement and current investment sub-advisory agreement, if applicable, for each Trust;

(H)copies of the current underwriting agreement for the Trust;

(I)contact information for the Trust’s service providers, including but not limited to, the Trust’s administrator, custodian, transfer agent, independent accountants, legal counsel, underwriter and chief compliance officer; and

(J)a copy of procedures adopted by the Trust in accordance with Rule 38a-1 under the 1940 Act.

14.2.After the Agreement Effective Date. After the Agreement Effective Date, the Administrator will furnish to Ultimus any amendments to the items listed in Section 14.1.

15.Compliance with Law
The Administrator assumes full responsibility for the preparation, contents, and distribution of each prospectus of a Trust and further agrees to comply with all applicable requirements of the Federal Securities Laws and any other Applicable Laws, rules and regulations of governmental authorities having jurisdiction over a Trust, including, but not limited to, the Internal Revenue Code, the USA PATRIOT Act of 2001, and the Sarbanes-Oxley Act of 2002, each as amended.

16.Privacy and Confidentiality

16.1.Definition of Confidential Information. The term “Confidential Information” shall mean all information that either party discloses (a “Disclosing Party”) to the other party (a “Receiving Party”), whether in writing, electronically, or orally and in any form (tangible or intangible), that is confidential, proprietary, or relates to clients or shareholders (each either existing or potential). Confidential Information includes, but is not limited to:

(A)any information concerning technology, such as systems, source code, databases, hardware, software, programs, applications, engaging protocols, routines, models, displays, and manuals;

(B)any unpublished information concerning research activities and plans, customers, clients, shareholders, strategies and plans, costs, operational techniques;

(C)any unpublished financial information, including information concerning revenues, profits and profit margins, and costs or expenses; and
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(D)Customer Information (as defined below).

Confidential Information is deemed confidential and proprietary to the Disclosing Party regardless of whether such information was disclosed intentionally or unintentionally, or marked appropriately.

16.2.Definition of Customer Information. Any Customer Information will remain the sole and exclusive property of the Trust. “Customer Information” shall mean all non-public, personally identifiable information as defined by Gramm-Leach-Bliley Act of 1999, as amended, and its implementing regulations (e.g., SEC Regulation S-P and Federal Reserve Board Regulation P) (collectively, the “GLB Act”).

16.3.Treatment of Confidential Information

(A)The Receiving Party agrees that at all times during and after the terms of this Agreement, it shall use, handle, collect, maintain, and safeguard Confidential Information in accordance with (1) the confidentiality and non-disclosure requirements of this Agreement; (2) the GLB Act, as applicable and as it may be amended; and (3) such other Applicable Law, whether in effect now or in the future.

(B)The Receiving Party agrees that:

(1)The Receiving Party will hold all Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Agreement;

(2)Without limiting the foregoing, the Receiving Party shall apply at least the same degree of reasonable care used for its own confidential and proprietary information to avoid disclosure or inappropriate use of Confidential Information under this Agreement;

(3)The Receiving Party may disclose or provide access only to its responsible employees or agents who have a need to know and are under adequate confidentiality agreements or arrangements, and the Receiving Party or its employees may make copies of Confidential Information only to the extent reasonably necessary to carry out the obligations under this Agreement. The Receiving Party will be responsible for any breach of this Agreement by any of its employees or agents to the same extent Receiving Party is responsible for its own breach, and Receiving Party agrees to take commercially reasonable measures to restrain its employees and agents from prohibited or unauthorized disclosure or use of the Confidential Information; and

(4)The Receiving Party will promptly notify the Disclosing Party of any unauthorized disclosure or use and will cooperate with the Disclosing Party to protect all proprietary rights in any Confidential Information.
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(C)In the event that the Receiving Party is requested or required by Applicable Law, regulation, subpoena, court order, inquiry or request from a court or an administrative or regulatory agency or self-regulatory organization having competent jurisdiction to disclose any of Disclosing Party’s Confidential Information, the Receiving Party will, to the extent legally permitted by Applicable Law, provide prompt notice of such request to the Disclosing Party and will use commercially reasonable efforts to resist disclosure, until an appropriate protective order may be sought, or a waiver of compliance with the provisions of this Agreement granted.
(D)If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party is nonetheless, upon the advice of its counsel, legally required to disclose Disclosing Party’s Confidential Information, then in such event, the Receiving Party may disclose such information without liability hereunder; provided that the disclosure is limited to only the Confidential Information specifically required to be disclosed under Applicable Law.
The Receiving Party hereby acknowledges and agrees that money damages would not be a sufficient remedy for any breach of this Section and that the Disclosing Party shall be entitled to seek injunctive or other equitable relief to remedy any such breach or threatened breach by Receiving Party. Such remedy shall not be deemed to be the exclusive remedy for any breach of this Agreement but shall be in addition to all other rights and remedies available at law or in equity.

16.4.Severability. This provision and the obligations under this Section 16 shall survive termination of the Agreement.

17.Non-Exclusivity
The services of Ultimus rendered to the Trust are not deemed to be exclusive. Except to the extent necessary to perform Ultimus’ obligations under this Agreement, nothing herein shall be deemed to limit or restrict Ultimus’ right, or the right of any of Ultimus’ managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

18.Arbitration
In the event of a dispute between or among the parties relating to or arising out of this Agreement or the relationship of the parties, the parties will submit the matter to arbitration in accordance with the rules and regulations of the Code of Arbitration Procedure adopted by FINRA. The parties further agree that any contract, agreement or understanding between a party and its designees shall contain a provision binding the designee to the terms of this Arbitration Section.

18.1.Arbitration will be held in accordance with the rules and regulations of the Code of Arbitration Procedure adopted by FINRA, except (a) in the event that FINRA is unwilling to accept jurisdiction of the matter, such arbitration will be held in accordance with the rules and regulations of the American Arbitration Association under the Commercial Arbitration Procedures then in effect, and (b) in the event that a non-party to this Agreement brings an
Ultimus Master Services Agreement
August 21, 2024         Page 14 of 17

arbitration relating to or arising out of this Agreement, then the entire dispute shall be arbitrated in whichever arbitration forum such arbitration is brought, and the parties and their designees agree to submit to the jurisdiction of such arbitration forum. In the event that (x) a non-party initiates a judicial proceeding relating to, or arising out of, this Agreement, (y) such claim cannot be compelled to arbitration, and (z) a party or its designee asserts a claim against another party or its designee in connection with such proceeding, then the entire dispute shall be litigated in that court, and the parties and their designees agree to submit to the jurisdiction of the court in that judicial proceeding.

18.2.If the arbitration is brought by a party, the number of arbitrators will be three (3), and they will be selected in accordance with the rules and regulations of the Code of Arbitration Procedure adopted by FINRA, or American Arbitration Association under the Commercial Arbitration Procedures then in effect, as appropriate. To the extent possible, the arbitrators shall be attorneys specializing in securities law. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of state laws inconsistent therewith, and judgment upon the award may be entered in any court having jurisdiction.

18.3.The parties and their respective designees will each bear their own expenses, including legal and expert fees, if any, with respect to the arbitration. The arbitrator will designate the party and/or designee to bear the costs of the arbitration forum and arbitrator’s fees or the respective amounts of such costs to be borne by each party and/or their designees. Any costs or fees, including attorneys fees, involved in enforcing the award shall be fully assessed against and paid by the party and/or designee resisting or preventing enforcement of the award.

18.4.Nothing in this Section 18 will prevent the parties from resorting to judicial proceedings or otherwise for injunctive relief to prevent or limit irreparable harm or injury to such a party.

19.Notices
Any notice provided under this Agreement shall be sufficiently given when either delivered personally by hand or received by facsimile, electronic mail, or certified mail at the following address.

19.1.If to the Administrator:
        Diamond Hill Capital Management, Inc.
        Attn: Fund Administration
        325 John H. McConnell Blvd., Suite 200
        Columbus, Ohio 43215
        Facsimile: (614)255-3363
        Email: mutualfundoperations@diamond-hill.com

19.2.If to Ultimus:
Ultimus Fund Solutions, LLC
Attn: General Counsel
4221 North 203rd Street, Suite 100
Elkhorn, NE 68022
Email: legal@ultimusfundsolutions.com
Ultimus Master Services Agreement
August 21, 2024         Page 15 of 17

20.General Provisions

20.1.Incorporation by Reference. This Agreement and its addendums, schedules, exhibits, and other documents incorporated by reference express the entire understanding of the parties and supersede any other agreement between them relating to the Services.

20.2.Conflicts. In the event of any conflict between this Agreement and any Appendices or Addendum thereto, this Agreement shall control.

20.3.Amendments. The parties may only amend or waive all or part of this Agreement by written amendment or waiver signed by both parties.

20.4.Assignments

(A)Except as provided in this Section 20.4, this Agreement and the rights and duties hereunder shall not be assignable by either of the parties except by the specific written consent of the non-assigning party.

(B)The terms and provisions of this Agreement shall become automatically applicable to any investment company that is the successor to the Trust because of reorganization, recapitalization, or change of domicile.

(C)Unless the Agreement is terminated in accordance with Section 8. H. of this Agreement, Ultimus may, to the extent permitted by law and in its sole discretion, assign all its rights and interests in this Agreement to an affiliate, parent, subsidiary or to the purchaser of substantially all of its business, provided that Ultimus provides to the Administrator at least 90 days’ prior written notice.

(D)This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

20.5.Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

20.6.Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

20.7.Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but such counterparts shall together constitute but the same instrument.

20.8.Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and
Ultimus Master Services Agreement
August 21, 2024         Page 16 of 17

not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provisions held to be illegal or invalid.

Signatures are located on the next page.
Ultimus Master Services Agreement
August 21, 2024         Page 17 of 17

The parties duly executed this Agreement as of August 21, 2024.

	Diamond Hill Capital Management, Inc.		Ultimus Fund Solutions, LLC
By:	/s/Thomas E. Line	By:	/s/Gary Tenkman
Name:	Thomas E. Line	Name:	Gary Tenkman
Title:	Chief Financial Officer	Title:	Chief Executive Officer

Ultimus Master Services Agreement
August 21, 2024         Page 18 of 17

Ultimus Master Services Agreement
August 21, 2024         Page 19 of 17

SCHEDULE A
to the
Master Services Agreement
between
Diamond Hill Capital Management Inc.
and
Ultimus Fund Solutions, LLC
August 21, 2024

Trust(s)

Diamond Hill Securitized Credit Fund

Sub-Trust Accounting Addendum
for
Diamond Hill Capital Management, Inc.
This Sub-Trust Accounting Addendum, dated August 21, 2024, is between Diamond Hill Capital Management, Inc. (the “Administrator”) for the Trusts listed on Schedule A to that certain Master Services Agreement dated August 21, 2024, and Ultimus Fund Solutions, LLC (“Ultimus”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

Sub-Trust Accounting Services
1.Performance of Accounting Services
Ultimus shall perform the following accounting services for each Trust, each in accordance with the Trust’s prospectus and statement of additional information:

1.1.calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1.2 below;

1.2.obtain security prices from independent pricing services, or if such quotes are unavailable and/or have been subject to override by each Trust’s investment adviser, then obtain such prices from each Trust’s investment adviser or its designee;

1.3.verify and reconcile with each Trust’s custodian cash and all daily activity;

1.4.compute, as appropriate, each Trust’s net income and realized capital gains, dividend payables, dividend factors, and weighted average portfolio maturity;

1.5.accrue income of each Trust based upon income estimates obtained from independent pricing services, or if such income estimates are unavailable, then upon income estimates obtained from each Trust’s investment adviser or its designee;

1.6.record investment trades received in proper form from each Trust or its authorized agents on the industry standard T+1 basis;

1.7.calculate Trust expenses based on instructions from each Trust’s administrator or entity approved by the Board;

1.8.determine the outstanding receivables and payables for all (1) security trades, (2) Trust share transactions and (3) income and expense accounts;

1.9.provide system generated accounting reports in connection with each Trust’s regular annual audit and other audits and examinations by regulatory agencies;

1.10.provide such ad hoc reports as agreed to by the parties;

1.11.prepare and maintain the following records upon receipt of information in proper form from each Trust or its authorized agents: (1) cash receipts journal; (2) cash disbursements journal; (3) dividend record; (4) purchase and sales-portfolio securities journals; (5) subscription and
Sub-Trust Accounting Addendum          Page 1 of 4 August 21, 2024

redemption journals; (6) security ledgers; (7) broker ledger; (8) general ledger; (9) daily expense accruals; (10) daily income accruals, (11) securities and monies borrowed or loaned and collateral therefore; (12) foreign currency journals; and (13) trial balances;

1.12.provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

1.13.provide accounting information to each Trust’s independent registered public accounting firm for preparation of the Trust’s tax returns; and

1.14.cooperate with and take reasonable actions in the performance of its duties under this Agreement, so that all necessary information is made available to each Trust’s independent public accountants in connection with any audit or the preparation of any report requested by the Administrator.

2.Accounting Services Related to Odd Lot Pricing
If, in addition to those services described under Section 1 [Performance of Accounting Services] of this Sub-Trust Accounting Addendum, a Trust’s investment adviser informs Ultimus that one or more Trust(s) holds or will hold any security in a quantity constituting an odd lot (as opposed to a round lot), Ultimus will undertake to perform such additional procedures as are determined necessary by the Board to price such security, including, if applicable, the application of a discount to the pricing obtained from any independent pricing service(s); provided, however, that any such additional procedures to be performed in connection with securities held in quantities constituting an odd lot, are clearly delineated in a written odd lot pricing methodology and procedure approved by the Board; it being further understood and agreed by the parties hereto that Ultimus shall be compensated in the form of an odd lot pricing fee for performing such additional procedures, and, notwithstanding anything in the Agreement to the contrary, including, without limitation, any duty of care or indemnification obligation that Ultimus might otherwise owe to the Trust, Ultimus will not be liable for any NAV error that may arise out of any incorrect, incomplete, or missing data provided to Ultimus by the Trust’s investment adviser or any sub-adviser to the Trust as part of any odd lot pricing procedures approved by the Board, and the Trust hereby agrees to indemnify Ultimus for and hold Ultimus harmless from any such liability.

3.Derivatives Risk Management Program Support Services

Ultimus may, at the election of the Trust, provide certain of the Funds with the Derivatives Risk Management Program Support Services described below, in accordance with Rule 18f-4 under the Investment Company Act (“Rule 18f-4”):

a.    Manage derivatives-specific data, update security master files, and load each Fund’s portfolio composition and derivatives-specific data into Confluence software;
b.    Deliver daily derivatives exposure and value-at-risk (“VaR”) reports generated by the Confluence software to each Fund’s investment adviser (“Adviser”) and the Trust’s Chief Compliance Officer and make available reporting for weekly stress testing and back-testing calculations performed by the Confluence software;
c.    Provide Adviser access to the Confluence software in order that Adviser may calculate derivatives exposure for each Fund it advises and make other derivatives risk management calculations as required by Rule 18f-4 (e.g., daily VaR calculations, weekly back-testing, and weekly stress-testing);
d.    Provide Adviser a board reporting template; and
Sub-Trust Accounting Addendum          Page 2 of 4 August 21, 2024

e.    Provide the Board access to an independent derivatives expert (a “Derivatives Expert”) capable of supporting the Board’s efforts in effecting compliance oversight as required by Rule 18f-4 and the Trust’s related Derivatives Risk Management Program.

In providing the Derivatives Risk Management Program Support Services, in each instance where Ultimus has committed to provide Adviser with access to VaR reports or other derivatives related information, Adviser may, with Ultimus’ consent, elect to have Ultimus deliver the same reports and information to an Ultimus approved third party 18f-4 service provider/designee; with the understanding that delivery of such information to such third party 18f-4 service provider/designee may incur additional fees.

Alternatively, the Trust may elect to forego receipt of the Derivatives Risk Management Program Support Services and instead deliver (or cause to be delivered) to Ultimus derivatives data required to be reported monthly on Form N-PORT, in which case Ultimus’ services (the “18f-4/N-PORT Support Services”) will be limited to taking receipt of that derivatives data, manually loading that data into its reporting system, and reporting the required derivatives information on Form N-PORT monthly.

The Adviser has and retains sole responsibility for identifying derivative securities. Ultimus’ provision of Derivatives Risk Management Program Support Services or 18f-4/N-PORT Support Services hereunder shall not relieve the Adviser of such responsibilities, and under no circumstances will Ultimus share in those responsibilities except as expressly agreed upon in this Sub-Fund Accounting Addendum.

4.Special Reports and Services

4.1.Ultimus may agree (but shall be under no obligation) to provide additional special reports upon the request of the Trust or a Fund’s investment adviser, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

4.2.Ultimus may agree (but shall be under no obligation) to provide such other similar services with respect to a Fund as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

Signatures are located on the next page.
Sub-Trust Accounting Addendum          Page 3 of 4 August 21, 2024

The parties duly executed this Sub-Fund Accounting Addendum as of August 21, 2024.

	Diamond Hill Capital Management Inc.		Ultimus Fund Solutions, LLC
By:	/s/ Thomas E. Line	By:	/s/Gary Tenkman
Name:	Thomas E. Line	Name:	Gary Tenkman
Title:	Chief Financial Officer	Title:	Chief Executive Officer
Sub-Trust Accounting Addendum          Page 4 of 4 August 21, 2024

Sub-Trust Administration Addendum
for
Diamond Hill Capital Management, Inc.

This Sub-Trust Administration Addendum, dated August 21, 2024, is between Diamond Hill Capital Management, Inc. (the “Administrator”) for the Trusts listed in Scheduled A to that certain Master Services Agreement dated August 21, 2024, and Ultimus Fund Solutions, LLC (“Ultimus”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

With respect to each Trust electing Sub-Trust Administration Services, Ultimus shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, the Trust’s organizational documents, bylaws, applicable laws and regulations, and resolutions and policies established by the Trust’s Board:

1.In performing the Services, Ultimus will act as a liaison among the Trust’s service providers, including, but not limited to its: custodian, transfer agent, fund accountant and dividend disbursing agent, legal counsel, and audit firm;
2.Upon request, assist each Trust in the evaluation and selection of other service providers, such as independent public accountants, printers, EDGAR providers and proxy solicitors (such parties may be affiliates of Ultimus);
3.Prepare and maintain the Trust's operating expense budget to determine proper expense accruals to be charged to each Trust in order to calculate its daily net asset value;
4.Prepare, or cause to be prepared, expense and financial reports, including Trust budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis as mutually agreed;
5.Prepare authorization for the payment of Trust expenses and pay, from Trust assets, all authorized bills of the Trust;
6.Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Trust's independent public accountants;
7.Compute performance data required for inclusion in Trust financial reports and disseminate such data to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;
8.Provide other information typically supplied in the investment company industry as mutually agreed to companies that track or report price, performance or other information with respect to investment companies;
9.Prepare and coordinate the delivery of semi-annual and annual financial statements pursuant to a mutually agreeable timeline for the delivery of drafts of such financial statements;

10.Coordinate the Trust's audits and examinations by:
a.assisting each Trust’s independent public accountants, or, upon approval of the Trust, any regulatory body, in any requested review of a Trust’s accounts and records, as mutually agreed upon;
b.providing appropriate financial schedules (as requested by a Trust’s independent public accountants or SEC examiners), as mutually agreed; and
c.providing office facilities as may be required.
11.Facilitate, register, or prepare applicable notice or other filings as directed by the Trust’s investment adviser with respect to, the Shares with the various state and territories of the United States and other securities commissions, provided that all fees for the registration of Shares or for qualifying or continuing the qualification of the Trust shall be paid by the Trust;
12.In consultation with legal counsel for the Trust, assist in and monitor the preparation, filing, printing and where applicable, dissemination to shareholders of the following:
a.periodic reports to the Trustees, shareholders and the SEC, including but not limited to annual reports and semi-annual reports;
b.notices pursuant to Rule 24f-2 (as applicable); and
c.reports to the SEC on Forms N-CEN, N-CSR, and N-PORT (as applicable).
1.Monitor sales of Shares and ensure that the Shares are properly and duly registered with the SEC;
2.Review the Trust's federal, state, and local tax returns as prepared and signed by the Trust's independent public accountants; and
3.Monitor Trust holdings and operations for post-trade compliance with the Prospectus and Statement of Additional Information, SEC statutes, rules, regulations and policies and at the direction of the Trust’s independent public accountants and Trust counsel, monitor Trust holdings for compliance with IRS taxation limitations and restrictions and applicable Federal Accounting Standards Board rules, statements and interpretations; provide periodic compliance reports to each investment adviser or sub-adviser to the Trust, and assist the Trust, the Adviser and each sub-adviser to the Trust (collectively referred to as “Advisers”) in preparation of periodic compliance reports to the Trust, as applicable. Post-trade compliance testing will be performed in accordance with testing policies and procedures, which in Ultimus’ sole determination, are reasonably designed to comport with industry standard post-trade compliance testing practices. Because such post-trade compliance testing is performed using Trust accounting data and data provided by third-party sources, including, without limitation the Adviser(s), its accuracy is dependent upon the accuracy of such data, and the Trust agrees and acknowledges that Ultimus is not liable for the accuracy or inaccuracy of such data. The Trust further agrees and acknowledges that the post-trade compliance testing performed by Ultimus shall not relieve the Trust or the Adviser(s) of their responsibilities with respect to Trust portfolio compliance, including on a pre-trade basis, and that Ultimus shall not be held liable for any act or omission of the Trust or the Adviser with respect to Trust portfolio compliance. Moreover, and notwithstanding the foregoing, Ultimus’ ability and therefor its obligation to perform post-trade compliance testing shall be wholly-dependent upon its timely receipt from third-party sources, including as applicable the Adviser(s), of all data necessary in Ultimus’ sole determination to properly perform such post-trade compliance testing, and, should Ultimus determine
Sub-Trust Administration Addendum          Page 2 of 4
August 21, 2024

it to be necessary, the Adviser(s) shall be required to arrange for Ultimus to have secure look-through access to private Trust holdings.
4.Provide individuals reasonably acceptable to the Board to serve as officers of the Trust, including, without limitation, individuals to serve as assistant treasurer and secretary, who will be responsible for the management of certain of the Trust’s affairs as determined and under supervision by the Board; depending on the nature and scope of any such officer appointment, Ultimus may be entitled to an additional fee (as set forth in the Sub-Trust Administration Fee Schedule).
Special Reports and Services
1.Ultimus may provide additional special reports upon the request of the Trust’s investment adviser, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

2.Ultimus may provide such other similar services with respect to a Trust as may be reasonably requested by the Trust, such as assistance with information statements, Proxy Statements or Form N-14, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

Additional Regulatory Services
Ultimus may provide other regulatory services not specifically listed herein upon such terms and for such fees as the parties hereto agree. Such other regulatory services may include, without limitation, (i) the drafting of initial registration statements and amendments thereto pursuant to Rule 485(a) under the Securities Act of 1933, (ii) the drafting of proxy statements and related materials in connection with the Trust’s shareholder meetings, and (iii) the preparation of materials for, attendance at, and drafting of minutes for organizational and special Board meetings.

Tax Matters
Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Sub-Trust Administration Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust consult a professional tax advisor regarding its individual tax situation.

Legal Representation
Notwithstanding any provision of the Master Services Agreement or this Sub-Trust Administration Addendum to the contrary, Ultimus will not provide legal representation to the Trust, including through the use of attorneys that are employees of, or contractually engaged by, Ultimus. The Trust acknowledges that in-house Ultimus attorneys exclusively represent Ultimus and will rely on outside counsel retained by the Trust to review all services provided by in-house Ultimus attorneys and to provide independent judgment on the Trust’s behalf. The Trust acknowledges that because no attorney-client relationship exists between in-house Ultimus attorneys and the Trust, any information provided to Ultimus attorneys will not be privileged and may be subject to compulsory disclosure under certain circumstances. Ultimus represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best efforts basis.

Signatures are located on the next page.
Sub-Trust Administration Addendum          Page 3 of 4
August 21, 2024

The parties duly executed this Sub-Trust Administration Addendum as of August 21, 2024.

	Diamond Hill Capital Management Inc.		Ultimus Fund Solutions, LLC
By:	/s/Thomas E. Line	By:	/s/Gary Tenkman
Name:	Thomas E. Line	Name:	Gary Tenkman
Title:	Chief Financial Officer	Title:	Chief Executive Officer

Sub-Trust Administration Addendum          Page 4 of 4
August 21, 2024

Sub-Trust Administration Addendum          Page 5 of 4
August 21, 2024

Sub-Transfer Agent and Shareholder Services Addendum
for
Diamond Hill Capital Management, Inc.

This Sub-Transfer Agent and Shareholder Services Addendum, dated August 21, 2024, is between Diamond Hill Capital Management, Inc. (the “Administrator”) for the Trusts listed on Schedule A to that certain Master Services Agreement dated August 21, 2024, and Ultimus Fund Solutions, LLC (“Ultimus”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

Sub-Transfer Agent and Shareholder Services
1.Shareholder Transactions
Ultimus shall provide the Trust with shareholder transaction services, including:

1.1.process shareholder purchase, repurchase, exchange, and transfer orders in accordance with conditions set forth in the applicable Trust’s prospectus(es) applying all applicable repurchase or other miscellaneous fees;

1.2.set up of account information, including address, account designations, dividend and capital gains options, taxpayer identification numbers, banking instructions, automatic investment plans, systematic withdrawal plans and cost basis disposition method,

1.3.assist shareholders making changes to their account information included in 1.2;

1.4.issue trade confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the “1934 Act”);

1.5.issue quarterly statements for shareholders, interested parties, broker firms, branch offices and registered representatives;

1.6.act as a service agent and process income dividend and capital gains distributions, including the purchase of new shares, through dividend reimbursement and appropriate application of backup withholding, non-resident alien withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding;

1.7.record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Trust which are authorized, based upon data provided to it by the Trust, and issued and outstanding;

1.8.perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the “Lost Shareholder Rules”);

1.9.provide cost basis reporting to shareholders on covered shares (shares purchased after 1/1/2012), as required;

1.10.withholding taxes on non-resident alien accounts, pension accounts and in accordance with state requirements;

1.11.produce, print, mail and file U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for shareholders;

1.12.administer and perform all other customary services of a transfer agent, including, but not limited to, answering routine customer inquiries regarding shares; and

1.13.process all standing instruction orders (Automatic Investment Plans (“AIPs”) and Systematic Withdrawal Plan (“SWPs”)) including the debit of shareholder bank information for automatic purchases.

2.Shareholder Information Services
Ultimus shall provide the Trust with shareholder information services, including:

2.1.make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information;

2.2.produce detailed history of transactions through duplicate or special order statements upon request;

2.3.provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders; and

2.4.respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

2.5.make representatives available to answer the Trusts’ toll free incoming phone line.

3.Compliance Reporting

3.1.AML Reporting. Ultimus agrees to provide anti-money laundering services to the Trust’s direct shareholders and to operate the Trust’s customer identification program for these shareholders, in each case in accordance with the written procedures developed by Ultimus and adopted or approved by the Board and with applicable law and regulations.

3.2.Regulatory Reporting. Ultimus agrees to provide reports to the federal and applicable state authorities, including the SEC, and to the Funds’ auditors. Applicable state authorities are those governmental agencies located in states in which the Fund is registered to sell shares.

3.3.IRS Reporting. Ultimus will prepare and distribute appropriate Internal Revenue Service (“IRS”) forms for shareholder income and capital gains (including the calculation of qualified income), sale of fund shares, distributions from retirement accounts and education savings accounts, fair market value reporting on IRAs, contributions, rollovers and conversions to IRAs and education savings accounts and required minimum distribution notifications and issue tax withholding reports to the IRS.

Sub-Transfer Agent and Shareholder Services Fee Schedule     Page 2 of 5
August 21, 2024

3.4.Pay-to-Play Reports. Ultimus will provide quarterly reporting for Fund accounts subject to pay-to-play rules.

3.5.As-of Trading Policy. Ultimus acknowledges receipt of a copy of the Trust’s(s’) policy related to the acceptance of trades for prior day processing (the “As-of Trading Policy”). Ultimus is deemed to be an affiliated transfer agent for purposes of the As-of Trading Policy. Ultimus will apply the provisions of the As-of Trading Policy, including but not limited to monitoring, billing and collecting.

4.Dealer/Load Processing
For each Trust with a share class that charges a sales load (either front-end or back-end), Ultimus will:

4.1.provide reports for tracking rights of accumulation and purchases made under a letter of intent;

4.2.account for separation of shareholder investments from transaction sale charges for purchase of Fund shares;

4.3.calculate fees due under Rule 12b-1 plans for distribution and marketing expenses, if applicable;

4.4.track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases; and

4.5.applying appropriate Front End Sales Load (“FESL”) breakpoint and Contingent Deferred Sales Charges (“CDSCs”) automatically during trade processing.

5.Shareholder Account Maintenance
For each direct shareholder account, Ultimus agrees to perform the following services:

5.1.maintain all shareholder records for each account in each Trust;

5.2.as dividend disbursing agent, on or before the payment date of any dividend or distribution, notify the Trust’s custodian of the estimated amount of cash required to pay such dividend or distribution; prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and in the case of shareholders entitled to receive additional shares of the Trust by reason of any such dividend or distribution, make appropriate credit to their respective accounts and prepare and mail to such shareholders a confirmation statement with respect to such shares;

5.3.issue customer statements on a scheduled cycle, and provide duplicate second and third-party copies if required;

5.4.record shareholder account information changes; and

5.5.maintain account documentation files for each shareholder.

6.uTRANSACT Web Services
Sub-Transfer Agent and Shareholder Services Fee Schedule     Page 3 of 5
August 21, 2024

6.1.Provide and maintain an internet portal for shareholders and registered investment advisers to access and perform various online capabilities on their investment accounts with the Trusts.
7.PLAID
7.1.Provide online bank account verification services using third-party PLAID technology.
8.Other Services

8.1.Ultimus shall perform other services for the Trusts that are mutually agreed upon in a writing signed by the parties for mutually agreed fees, if any, and all reimbursable expenses incurred by Ultimus; provided, however that the Trusts may retain third parties to perform such other services. These services may include performing internal audit examination; mailing the annual reports of the Trusts; preparing an annual list of shareholders; and mailing notices of shareholders’ meetings, proxies, and proxy statements.

8.2.Blue Sky Services
(A)Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares in the Trusts as required in order to comply with federal and state securities laws) to register the shares of the Trusts (“Shares”) with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Trusts and the Shares and all amendments thereto, to register and keep effective the registration of the Trusts and the Shares with state securities authorities to enable the Trusts to make a continuous offering of their Shares pursuant to Ultimus’ state registration, renewal and sales reporting Rule 38a-1 Compliance Procedures, which shall be made available to the Administrator upon request.

(B)After receipt of funds from the Administrator, make payments on behalf of the Trusts for all filing fees.

(C)Coordinate and address all blue sky inquiries from states.

(D)Exemption Services
Ultimus shall use its best efforts in performing the following duties:

1)Identify the Trusts that qualify for exemptions from the obligation to pay registration fees under one or more states’ securities laws in connection with purchases of Trust Shares by existing shareholders (the “Existing Exemption”), and avail such Trusts of the Existing Exemptions in states where the applicable state securities law registration fees are based on sales of Trust Shares.

2)Review and research shareholder records using social codes in order to identify shareholders of the Trusts (i) engaging in activities incurring state securities law registration fees in states in which there is no cap for such fees and (ii) who may be of the type who qualify for exemptions on the part of the Trusts from the obligation
Sub-Transfer Agent and Shareholder Services Fee Schedule     Page 4 of 5
August 21, 2024

to pay such registration fees under one or more states’ securities laws (the “Institutional Exemption”).

8.3.Profile II Services. Ultimus will populate the Mutual Fund Profile II database (“Profile II”) of the National Securities Clearing Corporation (“NSCC”) with the appropriate data for the pertinent record types with respect to the Trusts. Ultimus will obtain the information set forth above from Ultimus’ internal records, Trust prospectuses and other Trust documents, and third parties that provide services to the Trusts or to Ultimus. Ultimus will use all commercially reasonable efforts to ensure that such information is accurate and updated on a timely basis, but Ultimus cannot guarantee that such information will be accurate or timely updated.

9.National Securities Clearing Corporation Processing
Ultimus will:

9.1.process accounts through Networking and the purchase, repurchase, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation (the “NSCC”) on behalf of NSCC’s participants, including the Trust), in accordance with, instructions transmitted to and received by Ultimus by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by Ultimus;

9.2.issue instructions to each Trust’s custodian for the settlement of transactions between the Trust and NSCC (acting on behalf of its broker-dealer and bank participants);

9.3.provide account and transaction information from the affected Trust’s records on an appropriate computer system in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and

9.4.maintain shareholder accounts through Networking.

10.Tax Matters
Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Sub-Transfer Agent and Shareholder Services Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust consult a professional tax advisor regarding its individual tax situation.

Signatures are located on the next page.

Sub-Transfer Agent and Shareholder Services Fee Schedule     Page 5 of 5
August 21, 2024

The parties duly executed this Sub-Transfer Agent and Shareholder Services Addendum as of August 21, 2024.

	Diamond Hill Capital Management, Inc.		Ultimus Fund Solutions, LLC
By:	/s/Thomas E. Line	By:	/s/Gary Tenkman
Name:	Thomas E. Line	Name:	Gary Tenkman
Title:	Chief Financial Officer	Title:	Chief Executive Officer

Sub-Transfer Agent and Shareholder Services Fee Schedule     Page 6 of 5
August 21, 2024